Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and S-8 (Nos. 333-30412, 333-39055, 333-51229, 333-43934, 333-58522 and 333-122387) of Pericom Semiconductor Corporation of our report dated July 4, 2007 relating to the financial statements of eCERA ComTek Corporation, which appears in the Current Report on Form 8-K/A (Amendment No. 2) of Pericom Semiconductor Corporation dated July 26, 2007.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

July 26, 2007

Taipei, Taiwan

Republic of China